Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. (“Ryder Scott”) consents to the references to our firm and our report dated February 14, 2023 (our “Report”) included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), the inclusion of our Report as Exhibit 99.1 to the Annual Report and references to and information derived from our Report in the Annual Report, as well as to the incorporation by reference of the consent and our Report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on May 28, 2021 (the “Registration Statement”).  Ryder Scott further consents to the references to Ryder Scott as set forth in the Registration Statement under the heading “Experts”.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

/s/ Mario A. Ballesteros
Mario A. Ballesteros, P.E.
TBPELS License No. 107132
Houston, Texas	Managing Senior Vice President
March 12, 2023

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